Exhibit 10.29

EXECUTION FORM

DATED 23 NOVEMBER 2012

KOSMOS ENERGY LTD.
as the Company

- and -

KOSMOS ENERGY OPERATING, KOSMOS ENERGY INTERNATIONAL,
KOSMOS ENERGY DEVELOPMENT, KOSMOS ENERGY GHANA HC AND
KOSMOS ENERGY FINANCE INTERNATIONAL
as Original Guarantors

- and -

BNP PARIBAS
as Security and Intercreditor Agent
on behalf of the Beneficiaries

DEED OF GUARANTEE AND INDEMNITY
IN RESPECT OF AN UP TO USD 300 MILLION
FACILITY AGREEMENT
AND CERTAIN SENIOR SECURED HIGH YIELD NOTES

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(SRG/NSS)
513308054

25.	SERVICE OF PROCESS	23

SCHEDULE 1 FORM OF ACCESSION DEED		25

SCHEDULE 2 FORM OF DEED OF SUBORDINATION		27

THIS DEED is dated 23 November, 2012 and made between:

(1)                                KOSMOS ENERGY LTD. a company incorporated under the laws of Bermuda with registered number 45011 and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (the “Company”); and

(2)                                KOSMOS ENERGY OPERATING a company incorporated under the laws of the Cayman Islands with registered number 231417 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands;

(3)                                KOSMOS ENERGY INTERNATIONAL a company incorporated under the laws of the Cayman Islands with registered number 218274 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands;

(4)                                KOSMOS ENERGY DEVELOPMENT a company incorporated under the laws of the Cayman Islands with registered number 225879 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands;

(5)                                KOSMOS ENERGY GHANA HC a company incorporated under the laws of the Cayman Islands with registered number 135710 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands; and

(6)                                KOSMOS ENERGY FINANCE INTERNATIONAL a company incorporated under the laws of the Cayman Islands with registered number 253656 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands,

(together, the “Original Guarantors”); and

(7)                                BNP PARIBAS as security and intercreditor agent for the Beneficiaries (the “Security and Intercreditor Agent”).

BACKGROUND

(A)                              On or about the date of this Deed, a USD 300 million revolving credit facility agreement (the “Facility Agreement”) was entered into between, amongst others, the Company as Original Borrower, the Original Guarantors, BNP Paribas as security and intercreditor agent, Standard Chartered Bank as facility agent and the original lenders named therein.

(B)                              The Company intends to issue senior secured notes from time to time pursuant to the terms of the HY Note Indenture.

(C)                              The Guarantors have agreed, as set out in this Deed, to guarantee the obligations and liabilities of each Borrower to the Beneficiaries under the Finance Documents.

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

Terms defined in the Facility Agreement shall, unless otherwise defined in this Deed, have the same meaning when used in this Deed and, in addition:

“Accession Deed” means a document substantially in the form set out in Schedule 1 (Form of Accession Deed) to this Deed.

“Amendment Notice Period” has the meaning given to it in Clause 8 (ACCESSION OF HY NOTEHOLDER TRUSTEE) of this Deed.

“Beneficiary” means each of the Finance Parties, the HY Noteholders and the HY Noteholder Trustee, and “Beneficiaries” shall be construed accordingly.

“Borrower” means the Original Borrower, the Additional Borrowers and each issuer of HY Notes from time to time.

“Deed of Subordination” means a deed of subordination substantially in the form of Schedule 2 (Form of Deed of Subordination).

“Dispute” has the meaning given to it in Clause 23.1 (Submission) of this Deed.

“Fee Letter” means any letter or letters between the Company and any Finance Party, and, if applicable, the Noteholder Trustee, setting out any fees payable by the Company to a Finance Party, and, if applicable, the Noteholder Trustee, pursuant to a Finance Document.

“Finance Document” means this Deed, the Facility Agreement, the HY Note Indenture, the Intercreditor Agreements, each Security Document, any Fee Letter and any other document designated as such by the Security and Intercreditor Agent and the Company.

“Guaranteed Obligations” has the meaning given to it in Clause 3.1 (Guarantee and indemnity) of this Deed.

“HY Note Indenture” means the indenture pursuant to which all or any of the HY Notes are constituted or any other agreement under which HY Notes are constituted and any other agreement under which any guarantee for the HY Notes is given (including this Deed).

“HY Noteholder” means a holder of HY Notes from time to time.

“HY Noteholder Trustee” means any collateral agent, trustee or other representative of the HY Noteholders.

“HY Notes” means any debenture, bond (other than performance bonds, bid bonds, retention bonds, advance payments bonds, letters of credit or trade credit related bonds), note, loan stock or other similar security issued by the Company.

“Judgment” has the meaning given to it in Clause 23.4 (Judgments) of this Deed.

“Obligor” means any Borrower and any Guarantor.

“Process Agent” has the meaning given to it in Clause 25 (SERVICE OF PROCESS) of this Deed.

“Project Finance” means any Financial Indebtedness:

(A)                               to finance the ownership, acquisition, development, operation and/or maintenance of any asset or business (a “Project”) and incurred by a Guarantor in respect of which the person or person to whom any such Financial Indebtedness is, or may be, owed has or have no recourse to any member of the Group for the repayment thereof other than:

(i)                                    recourse to such Guarantor for amounts limited to the cash flow from the Project; and/or

(ii)                                 recourse to such Guarantor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

(iii)                              if such Guarantor has been established specifically for the purpose of constructing, developing, owning and/or operating the Project and such Guarantor owns no other significant assets and carries on no other material business, recourse to all of the assets and undertaking of such Guarantor and/or the shares in the capital of such Guarantor and/or shareholder loans made to such Guarantor and/or the shares in the capital of any direct or indirect holding company whose only material assets are a direct or indirect equity interest in such Guarantor; or

(B)                               which the Majority Lenders or, if the HY Noteholder Trustee has acceded to this Deed pursuant to Clause 8 (ACCESSION OF HY NOTEHOLDER TRUSTEE), the Majority Creditors, agree in writing may be treated as Project Finance.

“RBL Facility Agreement” means the facility agreement dated 28 March 2011 between, amongst others, KEFI as original borrower, KEO, KEI, KED and KEG as original guarantors, BNP Paribas as facility agent and the original lenders named therein, as amended on 17 February 2012 and as amended on or about the date of this Agreement.

“RBL Security Agent” means the “Security Agent” (as defined under the RBL Agreement).

“Retiring Guarantor” has the meaning given to it in Clause 3.8 (Release of Guarantors’ right of contribution) of this Deed.

“Service Document” has the meaning given to it in Clause 25 (SERVICE OF PROCESS) of this Deed.

“Subordinating Guarantor” means a Guarantor that is not also an “Obligor” under the RBL Facility Agreement.

1.2                              Construction of particular terms and interpretation

Unless a contrary indication appears in this Deed, the provisions of Clauses 1.2 (Construction of particular terms) and 1.3  (Interpretation) of the Facility Agreement shall apply as if set out in full in this Deed, save that references to the Facility Agreement shall be construed as references to this Deed.

1.3                              Third Party Rights

(A)                               The RBL Security Agent may enforce the terms of Clause 5.1 (The KEFI Intercreditor Agreement) of this Deed by virtue of the Third Parties Act.  This Clause 1.3(A) confers a benefit on the RBL Security Agent, and, subject to the remaining provisions of this Clause 1.3, is intended to be enforceable by the RBL Security Agent by virtue of the Third Parties Act.

(B)                               This Agreement confers benefits on the Beneficiaries, who are not party to this Agreement (each, for the purposes of this clause, a “Third Party”). It is intended that any benefit conferred on a Third Party should be enforceable by that Third Party by virtue of the Third Parties Act.

(C)                               Subject to paragraphs (A) and (B) above, a person who is not a party to this Deed has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Deed.

(D)                               Notwithstanding any term of any Finance Document, this Deed may be rescinded or varied without the consent of any person who is not a party hereto.

2.                                     EVIDENCE OF INDEBTEDNESS

2.1                              Evidence of indebtedness

For all purposes in connection with the exercise by the Security and Intercreditor Agent of any of its rights and powers hereunder, including any Dispute, a copy of a certificate signed by an authorised signatory on behalf of the Security and Intercreditor Agent as to the amount of any indebtedness comprised in the Guaranteed Obligations or as to any applicable rate of interest shall, in the absence of manifest or proven error, be conclusive evidence against any Guarantor as to the amount or rate thereof.

2.2                              Default interest

If any Guarantor fails to pay any sum payable by it under this Deed on the due date for payment of that sum, the Guarantor shall, without double counting, pay interest on such sum at the rate and in accordance with Clause 9.3 (Default Interest) of the Facility Agreement.

3.                                     GUARANTEE AND INDEMNITY

3.1                              Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(A)                               guarantees to each Beneficiary punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents (the “Guaranteed Obligations”);

(B)                               undertakes with each Beneficiary that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(C)                               indemnifies each Beneficiary immediately on demand against any cost, loss or liability suffered by that Beneficiary if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Beneficiary would otherwise have been entitled to recover.

For the avoidance of doubt, Clause 3.1(B) (Guarantee and indemnity) of this Deed shall become immediately enforceable and the Beneficiaries shall be entitled, without notice to the Guarantors or prior authorisation from any court, to claim payment from the Guarantors under Clause 3.1 (Guarantee and indemnity) of this Deed.

3.2                              Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3.3                              Reinstatement

If any payment by an Obligor or any discharge given by a Beneficiary (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(A)                               the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(B)                               each Beneficiary shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

3.4                              Waiver of defences

The obligations of each Guarantor under this Clause 3 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this Clause 3 (without limitation and whether or not known to it or any Beneficiary) including:

(A)                               any time, waiver or consent granted to, or composition with, any Obligor or other person;

(B)                               the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(C)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(D)                               any incapacity or lack of power, authority or legal personality or dissolution or change in the members or status of an Obligor or any other person;

(E)                                any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(F)                                 any amalgamation, merger or reconstruction that may be effected by the Security and Intercreditor Agent or any Beneficiary with any other person, including any reconstruction by the Security and Intercreditor Agent or any Beneficiary involving the formation of a new company and the transfer of all or any of their assets to that company, or any sale or transfer of the whole or any part of the undertaking and assets of the Security and Intercreditor Agent or any Beneficiary to any other person;

(G)                               any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(H)                              any insolvency or similar proceedings.

3.5                              Immediate recourse

Each Guarantor waives any right it may have of first requiring any Beneficiary to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 3.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

3.6                              Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Beneficiary (or any trustee or agent on its behalf) may:

(A)                               refrain from applying or enforcing any other moneys, security or rights held or received by that Beneficiary (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(B)                               hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Deed.

3.7                              Deferral of Guarantors’ rights

(A)                               Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security and Intercreditor Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)                                    to be indemnified by an Obligor;

(ii)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(iii)                              to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiaries under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Beneficiary;

(iv)                             to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under this Deed;

(v)                                to exercise any right of set-off against any Obligor; and/or

(vi)                             to claim or prove as a creditor of any Obligor in competition with any Finance Party.

(B)                               If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Beneficiaries by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Beneficiaries and shall promptly pay or transfer the same to the Security and Intercreditor Agent or as it may direct for application in accordance with Clause 28 (PAYMENT MECHANICS) of the Facility Agreement or, if the HY Noteholder Trustee has acceded to this Deed pursuant to Clause 8 (ACCESSION OF HY NOTEHOLDER TRUSTEE), in accordance with the ranking priorities under the KEL Intercreditor Agreement.

3.8                              Release of Guarantors’ right of contribution

If any Guarantor ceases to be a Guarantor (a “Retiring Guarantor”) in accordance with the terms of the Finance Documents or Clause 6 (RELEASE) of this Deed, then on the date such Retiring Guarantor ceases to be a Guarantor:

(A)                               that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(B)                               each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiaries under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

3.9                              Additional security

This Deed is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.

3.10                       Further advances

The Guarantors guarantee the obligations and liabilities of each Borrower to the Finance Parties in respect of all further advances under the Facility Agreement or HY Notes issuance under the HY Note Indenture.

3.11                       No prejudice

The guarantee and indemnity created by or pursuant to this Deed shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Guarantors, the Security and Intercreditor Agent or the Beneficiaries or by any other thing which might otherwise prejudice that guarantee and indemnity.

4.                                     SUBORDINATION

(A)                               Each of the Beneficiaries, the Security and Intercreditor Agent, the HY Noteholder Trustee (to the extent it is a party to this Deed), the Guarantors and the Borrower agree that the rights and benefits of the Beneficiaries to make any claim or demand or to take any action against the Subordinating Guarantors or to enforce the guarantee and indemnity pursuant to the terms of this Deed, shall be expressly subordinated to the Security Interests of any lender providing Project Finance to a Subordinating Guarantor, including any such Project Finance arising after the date of this Deed.

(B)                               In the event that any Subordinating Guarantor raises or wishes to raise Project Finance, then the Security and Intercreditor Agent will, on behalf of itself and on behalf of each Beneficiary, promptly, upon written request by the Company, enter into a Deed of Subordination subordinating the interests of the Beneficiaries hereunder to the interests of the providers of such Project Finance.

5.                                     RIGHTS OF THE BENEFICIARIES

5.1                              The KEFI Intercreditor Agreement

As between the Beneficiaries, the Security and Intercreditor Agent undertakes on behalf of itself and each Beneficiary in favour of the RBL Security Agent that the rights under this Deed may only be enforced at the times and subject to and in accordance with the terms and conditions of the KEFI Intercreditor Agreement.

5.2                              No Rights for any Guarantor

No Guarantor shall have any rights, whether express or implied, under this Clause 5.

6.                                     RELEASE

If:

(A)                               each Borrower’s obligations under the Finance Documents have been unconditionally and irrevocably paid or discharged in full and none of the Beneficiaries has any further liability or obligation to advance any funds under the Finance Documents; or

(B)                               security or a guarantee for each Borrower’s obligations under the Finance Documents, in either case, acceptable to the Security and Intercreditor Agent, has been provided in substitution for this Deed; or

(C)                               a Guarantor is unconditionally entitled pursuant to any provision of the Finance Documents to be released from its liabilities,

the Security and Intercreditor Agent shall, subject to Clause 3.3 (Reinstatement), release the Guarantor or Guarantors from the liabilities under this Deed.

7.                                     ADDITIONAL GUARANTOR

Any person that becomes an Additional Guarantor pursuant to the provisions of Clause 23.4 (Additional Guarantor) of the Facility Agreement, shall deliver to the Security and Intercreditor Agent an Accession Deed duly completed and executed by that Additional Guarantor.

8.                                     ACCESSION OF HY NOTEHOLDER TRUSTEE

(A)                               Each party to this Deed agrees that any collateral agent, trustee or other representative of the HY Noteholders may enter into and accede to this Deed as a Beneficiary for and on behalf of itself and each HY Noteholder without the requirement for any consent or approvals from any party to this Deed from time to time. Such accession shall confer upon the HY Noteholders all of the rights and privileges set out in this Deed.  The Company may by five Business Days written notice (the “Amendment Notice Period”) to the Security and Intercreditor Agent request that such amendments and/or additions be made to this Deed as any collateral agent, trustee or other representative of the HY Noteholders (whether appointed at that time or not) may reasonably require(the “HY Noteholder Trustee Amendments”). During the Amendment Notice Period, either:

(i)                                    the Security and Intercreditor Agent shall enter into any agreement effecting the HY Noteholder Trustee Amendments, on the instructions of the Majority Lenders; or

(ii)                                 the Facility Agent shall notify the Company in writing of any determination by the Majority Lenders that the HY Noteholder Trustee Amendments would materially and adversely prejudice their interests.

(B)                               If, on the instructions of the Majority Lenders, the Facility Agent is required to make the notification described in paragraph (A)(ii) above, the Facility Agent shall promptly contact the Company in writing, setting out in reasonable detail the basis and reasons for that decision and the changes which the Majority Lenders (acting reasonably) would require for the Security and Intercreditor Agent to enter into the revised version of this Deed with the HY Noteholder Trustee Amendments incorporated.  If such changes are made, then the Security and Intercreditor Agent will be deemed to have been instructed by the Majority Lenders promptly to enter into any agreement effecting the HY Noteholder Amendments, together with the changes required by the Majority Lenders.

(C)                               For the avoidance of doubt, the Company shall not issue any HY Notes unless on or prior to such issuance, the HY Noteholder Trustee enters into the KEL Intercreditor Agreement (as amended pursuant to this clause).

9.                                     SUSPENSE ACCOUNT

The Security and Intercreditor Agent may, at its sole discretion, place and retain on a suspense account, for as long as it considers fit, any monies received, recovered or realised under or in connection with this Deed to the extent of the Guaranteed

Obligations, without any obligation on the part of the Security and Intercreditor Agent to apply them in or towards the discharge of such Guaranteed Obligations.

10.                              NEW ACCOUNT

At any time after:

(A)                               any Beneficiary receives, or is deemed to be affected by, notice (either actual or constructive) of any subsequent Security Interest or any disposition affecting the Guaranteed Obligations or part thereof; or

(B)                               any corporate, legal proceeding or other procedure or step taken for or with a view to the rehabilitation, administration, custodianship, receivership, liquidation, winding-up or dissolution of any Guarantor, any Beneficiary may open a new account in the name of a Guarantor (whether or not it permits any existing account to continue).  If the Beneficiary does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the corporate, legal proceeding or other procedure or step was taken.  As from that time, all payments made by the Guarantors to the Security and Intercreditor Agent or any other Beneficiary or received by the Security and Intercreditor or any other Beneficiary for the account of any Obligor or any Beneficiary shall be credited or treated as having been credited to the new account and will not operate to reduce the amount secured by this Deed at any time.

11.                              ENFORCEMENT POWERS

11.1                       Set-off

The Security and Intercreditor Agent may, without prejudice to any of the Beneficiaries’ other rights, set off any matured obligation owed by any Beneficiary to a Guarantor (regardless of the place of payment, banking branch or currency of either obligation) against any or all of the Guaranteed Obligations which are due and unpaid.  For this purpose the Security and Intercreditor Agent may convert one currency into another at the rate of exchange determined by the Security and Intercreditor Agent in its absolute discretion to be prevailing at the date and time of set-off

11.2                       Other rights

The Security and Intercreditor Agent may do all such acts and things it may consider necessary or expedient for the exercise of any of the rights conferred upon it under or in connection with this Deed or any applicable law and may concur in the doing of anything which the Intercreditor Agent has the right to do and to do any such thing jointly with any other person.

11.3                       Other rights of the Beneficiaries

The Beneficiaries shall not, prior to the first date on which all of the Borrowers’ obligations under the Finance Documents have been unconditionally and irrevocably discharged, have any independent power to enforce this Deed or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to this

Deed except through the Security and Intercreditor Agent.  The Security and Intercreditor Agent shall take such action (including but not limited to the exercise of all rights, powers and discretions and the grants of all consents or releases) or refrain from taking action pursuant to this Deed as it may be instructed in writing by the Beneficiaries.  The Guarantors shall not be concerned with whether the Security and Intercreditor Agent shall be acting in accordance with any instructions from the Beneficiaries and shall be conclusively entitled to assume that the Security and Intercreditor Agent has all the necessary right, title and authority.

12.                              INDEMNITY

(A)                               The Security and Intercreditor Agent shall be entitled to be indemnified on demand, on an after Tax basis, by the Guarantors in respect of all liabilities and expenses properly incurred by it in the execution or purported execution of any of its rights and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in anyway relating to this Deed, and the Security and Intercreditor Agent may retain and pay all sums in respect of them out of any moneys received.

(B)                               No payment to the Security and Intercreditor Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Guarantors in respect of which it was made unless and until the Security and Intercreditor Agent shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency the Security and Intercreditor Agent shall have a further separate cause of action against the Guarantors, and the Guarantors shall, as an original and independent obligation under this Deed, indemnify within five Business Days of demand, the Security and Intercreditor Agent against the amount of any such shortfall.

(C)                               The obligations contained in this Clause 12 shall survive the expiration of this Deed.

13.                              COSTS AND EXPENSES

13.1                       Transaction expenses and amendment costs

The Guarantors shall within fifteen Business Days of demand pay to the Security and Intercreditor Agent all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Deed or in responding to evaluating, negotiating or complying with an amendment, waiver or consent requested by a Guarantor.

13.2                       Enforcement costs

The Guarantors shall, within five Business Days of demand, pay to the Security and Intercreditor Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the enforcement or attempted enforcement of, or the preservation of rights under, this Deed.

14.                              STAMP TAXES

The Guarantors shall, within five Business Days of demand, pay and indemnify the Security and Intercreditor Agent against any cost, loss or liability incurred by it in relation to all stamp duty, registration and other similar Taxes payable in respect of this Deed (other than in respect of an assignment or transfer by a Lender) in accordance with Clause 13.5 (Stamp Taxes) of the Facility Agreement.

15.                              ASSIGNMENT

15.1                       Assignment by the Security and Intercreditor Agent

The Security and Intercreditor Agent may at any time transfer all or any of its rights and obligations under this Deed to any successor or additional Security and Intercreditor Agent appointed in accordance with the terms of the Finance Documents and upon such assignment and transfer taking effect, the replacement Security and Intercreditor Agent shall be and be deemed to be acting as agent and trustee for each Beneficiary (as well as for itself) for the purposes of this Deed in place of the previous Security and Intercreditor Agent.

15.2                       Assignment by the Guarantors

The rights, interests and obligations of the Guarantors under this Deed are personal to each Guarantor.  Accordingly, they are not capable of being assigned, transferred or delegated in any manner.  Each Guarantor undertakes that it shall not at any time assign or transfer, or attempt to assign, transfer, delegate or create any trust over any of its rights, interests or obligations under or in respect of this Deed.

15.3                       Beneficiaries

(A)                               Each party to this Deed agrees that the Security and Intercreditor Agent’s interests and rights under and in respect of this Deed shall be held by them as agent and, to the fullest extent possible under applicable law, trustee for the Beneficiaries for the time being and from time to time on the terms set out in the Finance Documents.  Accordingly, unless the context requires otherwise, all references in this Deed to the Security and Intercreditor Agent mean the Security and Intercreditor Agent in that capacity as agent and trustee, and each party to this Deed also agrees that the Beneficiaries for the time being and from time to time shall have the benefit of this Deed.

(B)                               Neither any assignment provided for or referred to in this Deed, nor the receipt by any of the Beneficiaries of any payment pursuant to this Deed, shall cause any of the Beneficiaries to be under any obligation or liability to any other party or to be responsible for any other party’s failure to perform its obligations hereunder or thereunder.

16.                              AMENDMENTS AND WAIVERS

(A)                               Other than pursuant to Clause 37 (AMENDMENTS AND WAIVERS) of the Facility Agreement, or, if the HY Noteholder Trustee has acceded to this Deed pursuant to Clause 8 (ACCESSION OF HY NOTEHOLDER TRUSTEE), other than pursuant to Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE) of the KEL Intercreditor Agreement, this Deed may not be amended, modified or waived in any respect whatsoever, without the prior written consent of the Security and Intercreditor Agent given with express reference to this Clause 16 and expressly stated to be intended to operate as the Security and Intercreditor Agent’s consent to such amendment, modification or waiver on behalf of the Beneficiaries and, in the case of an amendment or modification, without the written agreement of each Guarantor.

(B)                               The Security and Intercreditor Agent shall be entitled to disclose such information concerning the Guarantors and this Deed to any actual or proposed direct or indirect successor where such person to whom the information is to be given has entered into a Confidentiality Undertaking or as the Security and Intercreditor Agent may be required to be disclosed by any applicable law.

17.                              EXERCISE OF RIGHTS AND REMEDIES

(A)                               No delay or omission on the part of the Security and Intercreditor Agent in exercising any right, power or remedy provided by any applicable law or under this Deed or any Finance Document shall:

(i)                                    impair such right, power or remedy; or

(ii)                                 operate as a waiver of that right, power or remedy.

(B)                               The single or partial exercise of any right, power or remedy provided by any applicable law, or under this Deed shall, except where the terms of this Deed provide expressly to the contrary, not preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

(C)                               The rights, powers and remedies provided in this Deed are cumulative and not exclusive of any rights, powers and remedies provided by any applicable law.

18.                              INVALIDITY AND SEVERABILITY

(A)                               If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the applicable law of any relevant jurisdiction, that shall not affect or impair:

(i)                                    the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(ii)                                 the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed,

and the parties shall enter into good faith negotiations (but without any liability whatsoever in the event of no agreement being reached) to replace the invalid, illegal or unenforceable provision with a view to obtaining the same commercial effect as this Deed would have had if such provision had been legal, valid and enforceable.

(B)                               To the extent that any Guarantor may be entitled to claim or invoke any defence, or benefit from any claim or defence, that this Deed or any other

Finance Document or any provision of this Deed or any other Finance Document is illegal, invalid, unenforceable or void under or contrary to any law in the Cayman Islands or Ghana, each Guarantor expressly, unconditionally and irrevocably agrees not to make such a claim or invoke such a defence or permit such a claim or defence to be raised or invoked on its behalf. Each Guarantor expressly, unconditionally and irrevocably waives any right to make such a claim or raise such a defence.

19.                              NOTICES

19.1                       Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by facsimile or letter.

19.2                       Addresses

The address and facsimile number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below, or any substitute address, facsimile number or department or officer as the parties may notify to each other by not less than five Business Days’ notice.

Contact details of the Company

Clarendon House	c/o Kosmos Energy LLC
2 Church Street	8176 Park Lane
Hamilton HM11	Suite 500
Bermuda	Dallas
Texas 75231
USA

Fax: +1 441 292 4720	Fax: +1 214 445 9705

Attention: Company Secretary	Attention: Jason Doughty;

Contact details of the Original Guarantors

P.O. Box 32322	c/o Kosmos Energy LLC
4th Floor, Century Yard	8176 Park Lane
Cricket Square	Suite 500
Elgin Avenue	Dallas
George Town	Texas 75231
Grand Cayman	USA
KY1-1209
Cayman Islands

Fax: (345) 946 4090	Fax: +1 214 445 9705

Attention: Andrew Johnson	Attention: Jason Doughty;

Contact details of the Security and Intercreditor Agent

Address:	BNP Paribas
16 Rue de Hanovre
75078 Paris Cedex 2
France

Fax:	33 1 42 98 49 25

Attention:	Phoi-Van Phuong

Email:	phoi-van.phuong@bnpparibas.com

19.3                       Delivery

(A)                               Subject to Clause 19.4 (Electronic communication), any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(i)                                    if by way of facsimile, when received in legible form; or

(ii)                                 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to that other person at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 19.2 (Addresses), if addressed to that department or officer.

(B)                               Any communication or document to be made or delivered to the Security and Intercreditor Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with the Security and Intercreditor Agent’s signature below (or any substitute department or officer as the Security and Intercreditor Agent shall specify for this purpose).

(C)                               Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(D)                               Notices or communications received after or outside normal business hours or on a day which is not a Business Day in the place of receipt shall be deemed to be given on the next Business Day in the place of receipt.

19.4                       Electronic communication

(A)                               Any communication to be made between the parties under or in connection with this Deed may be made by electronic mail or other electronic means, if the parties:

(i)                                    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                 notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                              notify each other of any change to their address or any other such information supplied by them.

(B)                               Any electronic communication made between the parties will be effective only when actually received in readable form and in the case of any electronic communication made by any Guarantor to the Security and Intercreditor Agent only if it is addressed in such a manner as they shall specify for this purpose.

19.5                       English language

(A)                               Any notice, document, certificate or other communication given under or in connection with this Deed must be in English.

(B)                               All other documents provided under or in connection with this Deed must be:

(i)                                    in English; or

(ii)                                 if not in English, and if so required by the Security and Intercreditor Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(C)                               The Security and Intercreditor Agent and/or receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to this Clause 19.5 and the English translation shall prevail unless the document is a statutory or other official document.  Translation costs are for the account of the Guarantors.

20.                              COUNTERPARTS

(A)                               This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

(B)                               Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute one and the same instrument.

21.                              EXECUTION AS A DEED

Each of the parties intends this Deed to be a deed and confirms that it is executed and delivered as a deed, notwithstanding the fact that any one or more of the parties may only execute it under hand.

22.                              GOVERNING LAW

This Deed, and any non-contractual obligations arising out of or in connection with it,  shall be governed by and construed in accordance with English law.

23.                              JURISDICTION

23.1                       Submission

The parties hereby irrevocably agree for the exclusive benefit of the Security and Intercreditor Agent that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed, or any non-contractual obligation arising out of or in connection with it) (a “Dispute”).

23.2                       Forum convenience

The parties hereby irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly irrevocably agree not to argue to the contrary.

23.3                       Concurrent jurisdiction

This Clause 23 is for the benefit of the Beneficiaries only.  As a result, no Beneficiary shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Beneficiaries may take concurrent proceedings in any number of jurisdictions.

23.4                       Judgments

Each Guarantor unconditionally and irrevocably agrees, with respect to any final order or judgment in any Dispute brought in any court as is referred to in this Clause 23 (for the purposes of this Clause 23.4, a “Judgment”), that:

(A)                               it will not claim or permit a claim to be made on its behalf, and hereby irrevocably waives any right to claim, that a Judgment is not conclusive and binding upon it and may not be enforced in the courts of any other jurisdiction including, without limitation, the Cayman Islands and Ghana;

(B)                               it shall be bound by and recognise any Judgment and shall do those things within its power which it can do, without exposing itself to any claim or additional obligation or liability, to assist in the enforcement or execution of the Judgment in the Cayman Islands and Ghana;

(C)                               it shall not claim, invoke or permit to be invoked on its behalf or for its benefit any right it may have under the laws of the Cayman Islands and Ghana, or any other state or jurisdiction, to prevent, delay, hinder, nullify or in any other way obstruct the enforcement or execution of the Judgment; and

(D)                               to the extent permitted by law, it shall not, and shall irrevocably waive any right to, challenge the Judgment on any ground or the enforcement or execution of the Judgment in any jurisdiction (other than by way of appeal in the original jurisdiction).

24.                              WAIVER OF SOVEREIGN IMMUNITY

(A)                               To the extent that any Guarantor may in any jurisdiction claim for itself or its assets any immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), each Guarantor hereby irrevocably agrees not to claim, and hereby irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

(B)                               Each Guarantor hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Deed to the giving of any relief or the issue of any process in connection with the Finance Documents including, without limitation, the making, enforcement or execution against any property or assets whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in the Dispute.

(C)                               Each Guarantor irrevocably and unconditionally acknowledges that the execution, delivery and performance of this Deed and all the Finance Documents constitute private and commercial (and not public or governmental) acts of the Guarantors done and performed for private and commercial (and not public or governmental) purposes.

25.                              SERVICE OF PROCESS

(A)                               Without prejudice to any other mode of service allowed under any relevant law, each Guarantor:

(i)                                    irrevocably appoints Trusec Limited of 2 Lambs Passage, London, EC1Y 8BB (the “Process Agent”) as its agent for service of process in relation to any Dispute before the English courts in connection with any Finance Document;

(ii)                                 irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with any Dispute in England and Wales by service on the Process Agent (or any replacement agent appointed pursuant to paragraph (B) of this Clause 25; and

(iii)                              irrevocably agrees that failure by a process agent to notify any Guarantor of the process will not invalidate the proceedings concerned.

(B)                               If the agent referred to in paragraph (A) of this Clause 25 (or any replacement agent appointed pursuant to this paragraph (B)) at any time ceases for any reason to act as such, as the case may be, the Guarantors shall as soon as reasonably practicable appoint a replacement agent to accept service having an address for service in England or Wales and shall notify the Security and Intercreditor Agent of the name and address of the replacement agent; failing such appointment and notification, the agent referred to in paragraph (A) of this Clause 25 (or any replacement agent appointed pursuant to this paragraph (B)) shall continue to be authorised to act as agent for service of process in relation to any proceedings before the English courts on behalf of the relevant party and shall constitute good service.

(C)                               Any document addressed in accordance with Clause 25(A) shall be deemed to have been duly served if:

(i)                                    left at the specified address, when it is left; or

(ii)                                 sent by first class post, two clear Business Days after posting.

(D)                               For the purposes of this Clause 25, “Service Document” means a writ, summons, order, judgment or other document relating to or in connection with any Dispute.

Nothing contained herein shall affect the right to serve process in any other manner permitted by law

IN WITNESS of which this Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1
FORM OF ACCESSION DEED

To:                         BNP PARIBAS as Security and Intercreditor Agent

From:                     [•]

Dated:

Dear Sirs

Deed of Guarantee
dated [             ] (the “Deed”)

1.                                     We refer to the Deed. This is an Accession Deed. Terms defined in the Deed have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2.            [•] agrees to be bound by the terms of the Deed as a Guarantor.

3.            [•] is a company duly incorporated under the law of [name of relevant jurisdiction].

4.            [•] administrative details are as follows:

Address:

Fax No:

Attention:

5.            This Accession Deed is governed by English law.

IN WITNESS of which this Accession Deed has been executed and delivered by [•] on the date which first appears above.

[Executed and delivered as a deed by	)	Director

by [•] acting by a director and its	)	Secretary/
secretary/two directors	)
Director]

This Accession Deed is accepted by the Security and Intercreditor Agent.

BNP PARIBAS

By:	Date:

SCHEDULE 2
FORM OF DEED OF SUBORDINATION

THIS DEED is dated [                                   ] and made between:

(1)                                [•] (the “Subordinating Guarantor”);

(2)                                BNP PARIBAS in its capacity as Security and Intercreditor Agent for the Beneficiaries on the terms and conditions set out in the Facility Agreement, HY Note Indenture and the KEL Intercreditor Agreement (the “Security and Intercreditor Agent”) which expression includes its successors in title and assigns or any person appointed as an additional trustee for the purpose of and in accordance with the Facility Agreement, HY Note Indenture and the KEL Intercreditor Agreement; and

(3)                                [insert details of the relevant agent for the finance parties under the relevant project financing].

BACKGROUND:

(1)                                Under the Facility Agreement, the Lenders have agreed to make available a revolving loan facility of up to no more than USD 300 million to the Borrower.

(2)                                The Project Finance Provider has agreed to make, or may in the future make, Project Finance available to the Subordinating Guarantor.

(3)                                The Subordinating Guarantor and the Beneficiaries have agreed that the Subordinated Guarantee (as defined below) shall be subordinated to the claims of the Project Finance Provider on the terms of this Deed.

IT IS AGREED as follows:

1.            DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Deed:

“Deed of Guarantee” means the deed of guarantee dated [date] and entered into between, inter alios, the Subordinating Guarantor and the Security and Intercreditor Agent on behalf of the Beneficiaries.

“Project Finance Liabilities” means at any time and without double counting, all present and future obligations and liabilities (actual or contingent) of the Subordinating Guarantor (whether or not for the payment of money and including any obligation to pay damages for breach of contract) which are, or are expressed to be, or may become due, owing or payable to the Project Finance Provider under or in connection with the provision of Project Finance, together with all costs, charges and expenses incurred by the Project Finance Provider which the Subordinating Guarantor is obliged to pay under the terms of the Project Finance.

“Project Finance Provider” means [                        ].

“Subordinated Guarantee” means all present and future moneys, debts, obligations and liabilities which are, or are expressed to be, or may become due, owing or payable by the Subordinating Guarantor to the Beneficiaries pursuant to the terms of the Deed of Guarantee.

“Subordination Period” means the period beginning on the date of this Deed and ending on the date on which all the Project Finance Liabilities have been unconditionally and irrevocably paid or discharged or satisfied in full and all commitments of the Project Finance Provider have expired or been cancelled.

1.2          Incorporation of defined terms

Terms defined and incorporated by reference in Clause 1.1 (Definitions) of the Deed of Guarantee shall have the same meaning and construction when used herein.

1.3          Construction of particular terms

The rules of construction and interpretation set out in Clause 1.2 (Construction of particular terms and interpretation) of the Deed of Guarantee shall apply to this Deed as if expressly set out herein.

1.4          Third Party Rights

(A)                               Subject to Clause 1.4(B), the parties to this Deed do not intend that any term of this Deed should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

(B)          Each of the Beneficiaries shall have the right to enforce the terms of this Deed.

2.            RANKING

(A)                               The Project Finance Liabilities shall rank senior in priority to the Subordinated Guarantee.

(B)                               Except as provided in this Deed, any payment in respect of the Subordinated Guarantee is conditional upon the expiry of the Subordination Period.

3.                                     UNDERTAKINGS

3.1          Undertakings of the Subordinating Guarantor

(A)                               During the Subordination Period the Subordinating Guarantor shall not, and the Security and Intercreditor Agent shall not require the Subordinating Guarantor to:

(i)                                    pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of the Subordinated Guarantee whether in cash or in kind;

(ii)                                 exercise any set-off against the Subordinated Guarantee;

(iii)                              amend, terminate or give any waiver or consent under the Deed of Guarantee, other than any amendment, termination, waiver or consent purely of a technical or administrative nature; or

(iv)                             take or omit to take any action whereby the ranking and/or subordination contemplated by this Deed might be impaired or terminated.

(B)                              Notwithstanding paragraph (A) above, the Subordinating Guarantor may do anything prohibited by paragraph (A) above with the prior written consent of the Security and Intercreditor Agent.

3.2          Undertakings of the Security and Intercreditor Agent

(A)          During the Subordination Period, the Security and Intercreditor Agent shall not:

(i)                                    demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, the Subordinated Guarantee in cash or in kind or apply any money or property in or towards discharge of the Subordinated Guarantee;

(ii)                                 exercise any set-off against the Subordinated Guarantee;

(iii)                              amend, terminate or give any waiver or consent under the Deed of Guarantee, other than any amendment, termination, waiver or consent purely of a technical or administrative nature;

(iv)                             take or omit to take any action whereby the ranking and/or subordination contemplated by this Deed might be impaired;

(v)                                take any enforcement action in relation to the Subordinated Guarantee; or

(vi)                             assign, transfer or otherwise dispose of any of its rights, benefit, title or interest in or to the Subordinated Guarantee.

(B)                              Notwithstanding paragraph (A) above, the Security and Intercreditor Agent may do anything prohibited by paragraph (A) above with the prior written consent of the Beneficiaries.

4.                                     TURNOVER

During the Subordination Period, if the Security and Intercreditor Agent received or recovers:

(A)                               a payment in cash or in kind or distribution in respect of any of the Subordinated Guarantee from the Subordinating Guarantor or any other source; or

(B)          the proceeds of any enforcement of any Subordinated Guarantee,

in each case, in contravention of Clause 2 (RANKING) or 3 (UNDERTAKINGS) (each a “Turnover Payment”), the Security and Intercreditor Agent shall:

(i)                                     within three (3) Business Days notify details of the receipt or recovery to the Project Finance Provider;

(ii)                                  hold any such assets and moneys received or recovered by it (up to a maximum of an amount equal to the Project Finance Liabilities), on trust for the Project Finance Provider for application against the Project Finance Liabilities; and

(iii)                               within three (3) Business Days, pay an amount equal to such receipt or recovery (up to a maximum of an amount equal to the Project Finance Liabilities) to the Project Finance Provider for application against the Project Finance Liabilities.

and, provided that the Security and Intercreditor Agent complies with the provisions of this Clause 4 (TURNOVER), an amount equal to the relevant Turnover Payment will be treated as not having been paid.

5.            PROTECTION OF SUBORDINATION

5.1          Continuing subordination

The subordination provisions in this Deed shall remain in full force and effect by way of continuing subordination and shall not be affected in any way by any intermediate payment or discharge in whole or in part of the Project Finance Liabilities.

5.2          Waiver of defences

Neither the subordination in this Deed nor the obligations of the Subordinating Guarantor or the Security and Intercreditor Agent shall be affected in any way by an act, omission, matter or thing which, but for this Clause 5, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including, without limitation, the following:

(A)                               any time, waiver or consent granted to, or composition with, any person;

(B)                               the release of any person under the terms of any composition or arrangement with any creditor of any person;

(C)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(D)                               any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(E)                                any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatever nature) or replacement of any Finance Document or any other document or security;

(F)                                 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(G)                               any insolvency or similar proceedings; or

(H)                              any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

5.3          Immediate recourse

The Beneficiaries waive any right they may have of first requiring the Security and Intercreditor Agent (or any other trustee or agent on their behalf) to proceed against or enforce any other rights or security or claim payment from any person claiming the benefit of this Deed. The Security and Intercreditor Agent may refrain from applying or enforcing any money, rights or security.

5.4          Appropriations

The Security and Intercreditor Agent (or any trustee or agent on its behalf) may, subject to its obligations under this Deed:

(A)                               apply any moneys or other assets received or recovered by it under this Deed or from any person against the Project Finance Liabilities; and

(B)                               unless or until such moneys or other assets received or recovered by it under this Deed in aggregate are sufficient to end the Subordination Period if otherwise applied in accordance with the provisions of this Deed, hold in an interest-bearing suspense account any moneys or other assets received from any person.

6.            PRESERVATION OF DEBT

6.1          Preservation of Subordinated Guarantee

Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of all or any part of the Subordinated Guarantee, the Subordinating Guarantee shall, as between the Subordinating Guarantor and the Security and Intercreditor Agent, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the Deed of Guarantee.

6.2          No liability

The Security and Intercreditor Agent will have no liability to the Subordinating Guarantor or to the Beneficiaries for any act, default, or omission in relation to the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Deed or any failure to collect or preserve any Subordinated Guarantee or delay in doing so.

7.            SUBROGATION

If any of the Project Finance Liabilities are wholly or partially paid out of any proceeds received in respect of or on account of the Subordinated Guarantee, the Subordinating Guarantor will to that extent be subrogated to the Project Finance Liabilities so paid (and all securities and guarantees for those Project Finance Liabilities), but not before the expiry of the Subordination Period.

8.            NO OBJECTION BY THE BENEFICIARIES

The Beneficiaries are deemed to consent to, and the Beneficiaries shall not have any claim or remedy against the Subordinating Guarantor or the Security and Intercreditor Agent by reason of:

(A)                               the entry by any of them into any agreement between the Project Finance Provider and the Subordinating Guarantor;

(B)                               any waiver or consent given by the Project Finance Provider under any agreement; or

(C)                               any requirement or condition imposed by or on behalf of the Project Finance Provider under any agreement,

from time to time which breaches any provisions of the Deed of Guarantee.

9.            POWER OF ATTORNEY

(A)                               During the Subordination Period, the Beneficiaries, by way of security for their obligations under this Deed, irrevocably appoint the Security and Intercreditor Agent as its attorney (with full power of substitution and delegation), on its behalf and in its name or otherwise as its act and deed, and in such manner as the attorney thinks fit to do anything which the Beneficiaries are obliged to do under this Deed but has not done, and the taking of action by the attorney shall (as between it and any third party) be conclusive evidence of its right to take such action.

(B)                               The Beneficiaries ratify and confirm and agree to ratify and confirm everything that such attorney does or purports to do in the exercise or purported exercise of the power of attorney granted by it in this Clause 9.

10.          FAILURE OF TRUSTS

If any trust intended to arise pursuant to any provision of this Deed fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the Beneficiaries will pay to the Security and Intercreditor Agent for application against the Project Finance Liabilities an amount equal to the amount (or the value of the relevant assets) intended to be so held on trust for the Security and Intercreditor Agent.

11.          TRUSTS

(A)                               The Security and Intercreditor Agent shall hold the benefit of this Deed upon trust for itself and the Beneficiaries.

(B)          The perpetuity period of the trusts created under this Deed shall be 125 years.

12.          NON-CREATION OF CHARGE

No provision of this Deed is intended to or shall create a charge or other security.

13.                              CERTIFICATES AND DETERMINATIONS

Any certification or determination by the Security and Intercreditor Agent of a rate or amount under this Deed will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

14.          CHANGES TO THE PARTIES

14.1        The Subordinating Guarantor and the Beneficiaries

Neither the Subordinating Guarantor nor the Beneficiaries may assign or transfer any of their rights or obligations under this Deed unless: (A) such Beneficiary or Subordinating Guarantor is, at that time, permitted to assign or transfer its rights pursuant to the terms of the Finance Documents; or (B) prior written consent of the Security and Intercreditor Agent is obtained.

14.2        The Security and Intercreditor Agent

(A)                               The Security and Intercreditor Agent may assign or otherwise dispose of all or any of its rights under this Deed as permitted under the Finance Documents.

(B)                               References in this Deed to the Security and Intercreditor Agent include any successor in title and assigns or any person appointed as an additional trustee for the purposes of and in accordance with the Finance Documents.

15.          INFORMATION

15.1        Defaults

Any Beneficiary will notify the Security and Intercreditor Agent, of the occurrence of a breach of the Deed of Guarantee, promptly upon becoming aware of it.

15.2        Amounts of Subordinated Guarantee

Any Beneficiary will, on request by the Security and Intercreditor Agent from time to time notify it of details of the amount outstanding under the Subordinated Guarantee.

16.          NOTICES

16.1        Communications in writing

Any communication or document to be made or delivered under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made or delivered by fax or letter.

16.2        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is that identified below or otherwise as notified to the other parties on the date of this Deed, or any substitute address, fax number or department or officer as the party notifies to the other parties by not less than five Business Days’ notice.

Contact details of the Security and Intercreditor Agent

Name:	Phoi-Van Phuong

Email:	phoi-van.phuong@bnpparibas.com

Address:	BNP Paribas
16 rue de Hanovre
75078 Paris Cedex 2
France

Fax:	33 1 42 98 49 25

Contact details of the Subordinating Guarantor	Copy:

Name: [•]	Name: [•]

Email: [•]	Email: [•]

Address: [•]	Address: [•]

Tel: [•]	Tel: [•]

Fax: [•]	Fax: [•]

Contact details of [agent for the finance parties under the project financing]	Copy:
Name: [•]
Name: [•]
Email: [•]
Email: [•]
Address: [•]
Address: [•]
Tel: [•]
Tel: [•]
Fax: [•]
Fax: [•]

16.3        Delivery

Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(A)          if by way of fax, when received in legible form; or

(B)                               if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 16.2 (Addresses), if addressed to that department or officer.

16.4        English language

(A)                               Any notice, document, certificate or other communication given under or in connection with this Deed must be in English.

(E)                                All other documents provided under or in connection with this Deed must be:

(i)                                    in English; or

(ii)                                 if not in English, and if so required by the Security and Intercreditor Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(F)                                 The Security and Intercreditor Agent and/or receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to this Clause 16.4 and the English translation shall prevail unless the document is a statutory or other official document.  Translation costs are for the account of the Subordinating Guarantors.

17.          REMEDIES AND WAIVERS

No delay or omission by the Security and Intercreditor Agent in exercising any right provided by law or under this Deed shall impair, affect, or operate as a waiver of, that or any other right.  The single or partial exercise by the Security and Intercreditor Agent of any right shall not, unless otherwise expressly stated, preclude or prejudice any other or further exercise of that, or the exercise of any other, right.  The rights of the parties under this Deed are in addition to and do not affect any other rights available to them by law.

18.          PARTIAL INVALIDITY

(A)                               If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction or any other jurisdiction will in any way be affected or impaired.

(B)                               The parties shall enter into good faith negotiations, but without any liability whatsoever in the event of no agreement being reached, to replace any illegal, invalid or unenforceable provision with a view to obtaining the same commercial effect as this Deed would have had if such provision had been legal, valid and enforceable.

19.          AMENDMENTS

No amendment may be made to this Deed (whether in writing or otherwise) without the prior written consent of the parties to this Deed.

20.          COUNTERPARTS

(G)                               This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but will not be effective until each party has executed at least one counterpart.

(H)                              Each counterpart shall constitute an original of this Deed, but all the counterparts will together constitute one and the same instrument.

21.          EXECUTION AS A DEED

Each of the parties to this Deed intends it to be a deed and confirms that it is executed and delivered as a deed, in each case notwithstanding the fact that any one or more of the parties may only execute it under hand.

22.          GOVERNING LAW

This Deed, and any non-contractual obligation arising out of or in connection with it, shall be governed by and construed in accordance with English law.

23.          JURISDICTION

23.1        Submission

The parties hereby irrevocably agree for the exclusive benefit of [•] that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with it) (a “Dispute”).

23.2        Forum convenience

The parties hereby irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly irrevocably agree not to argue to the contrary.

23.3        Concurrent jurisdiction

This Clause 23 is for the benefit of [•] only.  As a result, [•] shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, [•] may take concurrent proceedings in any number of jurisdictions

24           SERVICE OF PROCESS

(A)                               Without prejudice to any other mode of service allowed under any relevant law the Subordinating Guarantor irrevocably appoints [name] of [address] as their agent for service of process in relation to any proceedings before the English courts in connection with this Deed.

(B)                               The Subordinating Guarantor agrees that failure by a process agent to notify the relevant party of the process will not invalidate the proceedings concerned.

25           FURTHER ASSURANCE

Each of the Subordinating Guarantor and the Beneficiaries agree that it will promptly, at the direction of the Security and Intercreditor Agent (acting reasonably), execute and deliver at its own expense any document (to be executed as a deed or under hand) and do any act or thing in order to confirm or establish the validity and enforceability of the subordination effected by, and the obligations of the Subordinating Guarantor and the Beneficiaries under, this Deed.

IN WITNESS of which this document has been executed as a deed and delivered on the date stated at the beginning of this Deed.

SIGNATURES

The Company

Executed and delivered as a Deed by		)

KOSMOS ENERGY LTD.		)

acting by Neal Shah		)

expressly authorised in accordance with		)

a power of attorney dated 31 October 2012)

in the presence of:		)	Per:	/s/ Neal Shah

		)	Title:	Attorney-in-Fact

Nadia Schaub		)	Name:	Neal Shah

Witness’s Signature

/s/ Nadia Schaub

(Name)	Slaughter and May

(Address)	One Bunhill Row, London EC1Y 8YY

(Occupation)	Solicitor

Contact details:

Address:	Clarendon House
2 Church Street
Hamilton HM11
Bermuda

Fax:	+1 441 292 4720

Attention:	Company Secretary

Copy:	c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:	+1 214 445 9705

Attention:	Jason Doughty

Executed and delivered as a Deed by		)

KOSMOS ENERGY OPERATING		)

acting by Neal Shah		)

expressly authorised in accordance with		)

a power of attorney dated 5 November 2012)

in the presence of:		)	Per:	/s/ Neal Shah

		)	Title:	Attorney-in-Fact

Nadia Schaub		)	Name:	Neal Shah

Witness’s Signature

/s/ Nadia Schaub

(Name)	Slaughter and May

(Address)	One Bunhill Row, London EC1Y 8YY

(Occupation)	Solicitor

Contact details:

Address:	P.O. Box 32322
4th Floor, Century Yard,
Cricket Square, Elgin Avenue
George Town
Grand Cayman KY1-1209, Cayman Islands

Fax:	(345) 946 4090
Attention:	Andrew Johnson

Copy:	c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:	+1 214 445 9705
Attention:	Jason Doughty

Executed and delivered as a Deed by		)

KOSMOS ENERGY INTERNATIONAL		)

acting by Neal Shah		)

expressly authorised in accordance with		)

a power of attorney dated 5 November 2012)

in the presence of:		)	Per:	/s/ Neal Shah

		)	Title:	Attorney-in-Fact

Nadia Schaub		)	Name:	Neal Shah

Witness’s Signature

/s/ Nadia Schaub

(Name)	Slaughter and May

(Address)	One Bunhill Row, London EC1Y 8YY

(Occupation)	Solicitor

Contact details:

Address:	P.O. Box 32322
4th Floor, Century Yard,
Cricket Square, Elgin Avenue
George Town
Grand Cayman KY1-1209, Cayman Islands

Fax:	(345) 946 4090
Attention:	Andrew Johnson

Copy:	c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:	+1 214 445 9705
Attention:	Jason Doughty

Executed and delivered as a Deed by		)

KOSMOS ENERGY DEVELOPMENT		)

acting by Neal Shah		)

expressly authorised in accordance with		)

a power of attorney dated 5 November 2012)

in the presence of:		)	Per:	/s/ Neal Shah

		)	Title:	Attorney-in-Fact

Nadia Schaub		)	Name:	Neal Shah

Witness’s Signature

/s/ Nadia Schaub

(Name)	Slaughter and May

(Address)	One Bunhill Row, London EC1Y 8YY

(Occupation)	Solicitor

Contact details:

Address:	P.O. Box 32322
4th Floor, Century Yard,
Cricket Square, Elgin Avenue
George Town
Grand Cayman KY1-1209, Cayman Islands

Fax:	(345) 946 4090
Attention:	Andrew Johnson

Copy:	c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:	+1 214 445 9705
Attention:	Jason Doughty

Executed and delivered as a Deed by		)

KOSMOS ENERGY GHANA HC		)

acting by Neal Shah		)

expressly authorised in accordance with		)

a power of attorney dated 5 November 2012)

in the presence of:		)	Per:	/s/ Neal Shah

		)	Title:	Attorney-in-Fact

Nadia Schaub		)	Name:	Neal Shah

Witness’s Signature

/s/ Nadia Schaub

(Name)	Slaughter and May

(Address)	One Bunhill Row, London EC1Y 8YY

(Occupation)	Solicitor

Contact details:

Address:	P.O. Box 32322
4th Floor, Century Yard,
Cricket Square, Elgin Avenue
George Town
Grand Cayman KY1-1209, Cayman Islands

Fax:	(345) 946 4090
Attention:	Andrew Johnson

Copy:	c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:	+1 214 445 9705
Attention:	Jason Doughty

Executed and delivered as a Deed by		)

KOSMOS ENERGY FINANCE INTERNATIONAL		)

acting by Neal Shah		)

expressly authorised in accordance with		)

a power of attorney dated 5 November 2012)

in the presence of:		)	Per:	/s/ Neal Shah

		)	Title:	Attorney-in-Fact

Nadia Schaub		)	Name:	Neal Shah

Witness’s Signature

/s/ Nadia Schaub

(Name)	Slaughter and May

(Address)	One Bunhill Row, London EC1Y 8YY

(Occupation)	Solicitor

Contact details:

Address:	P.O. Box 32322
4th Floor, Century Yard,
Cricket Square, Elgin Avenue
George Town
Grand Cayman KY1-1209, Cayman Islands

Fax:	(345) 946 4090
Attention:	Andrew Johnson

Copy:	c/o Kosmos Energy LLC
8176 Park Lane
Suite 500
Dallas
Texas 75231
USA

Fax:	+1 214 445 9705
Attention:	Jason Doughty

Security and Intercreditor Agent on behalf of the Beneficiaries

Executed as a deed by BNP PARIBAS		)	Per:	/s/ Eric de Menibus
acting by its duly appointed attorneys in		)
the presence of:		)	Title:	Deputy Director
)
		)	Name:	Eric de Menibus
)
)
)

			Witness’s Signature	/s/ Alexandra Arhab

			(Name)	Arhab

			(Address)	16 rue de Hanovre, 75078 Paris

			(Occupation)	Bank Employee

		)	Per:	/s/ Christophe Rouze
)
		)	Title:	Head of Business Management
)
		)	Name:	Christophe Rouze
)
)
)
			Witness’s Signature	/s/ Alexandra Arhab

			(Name)	Arhab

			(Address)	16 rue de Hanovre, 75078 Paris

			(Occupation)	Bank Employee

Address:	BNP Paribas
16 rue de Hanovre
75078 Paris Cedex 2
France

Fax number:	33 1 42 98 49 25
Attention:	Phoi-Van Phuong